SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 3, 1998


                   STRUTHERS INDUSTRIES, INC.
                   --------------------------
     (Exact name of registrant as specified in its charter)


Delaware                         0-2707                 73-074655
--------                         ------                 ---------
(State or other jurisdiction  (Commission           (IRS Employer
of incorporation)             File Number)    Identification No.)


                     c/o Chapter 11 Trustee,
       Utica Plaza Building, 2100 S. Utica Ave. Suite 300,
                      Tulsa, Oklahoma 74114
       ---------------------------------------------------
            (Address of principal executive offices)

Registrant's telephone number, including area code:(918) 747-6500

<PAGE 2>
Item 3.  Bankruptcy or Receivership.

      On March 9, 1998, the Registrant filed a voluntary petition in the United States Bankruptcy Court for the Northern District of Oklahoma, Case No. 98-00882-R, seeking to reorganize under Chapter 11 of the United States Bankruptcy Code. On March 20, 1998, the Bankruptcy Court ordered the appointment of an examiner, and P. David Newsome, Jr., was appointed as examiner, to investigate and report on matters concerning the Registrant's business and affairs.


Item 5.  Other Events.

      The Bankruptcy Court commenced a hearing on March 31, 1998, which was completed on April 2, 1998, to consider a creditor request seeking appointment of a trustee to administer the Registrant's operations and reorganization. At the hearing the Court accepted the report of Mr. Newsome, as examiner, together with the testimony of various witnesses, including the former President of the Registrant, G. David Gordon, Jr. At the conclusion of the hearing on April 2, 1998, the Court ordered the appointment of a Chapter 11 Trustee and on April 3, 1998, approved the appointment of Neal Tomlins, Esq., as Chapter 11 Bankruptcy Trustee for the Registrant.

     It is the Trustee's intention to apply to the Securities and Exchange Commission ("SEC") to modify the Registrant's reporting obligations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), in order to file a copy of the Monthly Financial Report for the Registrant, as prepared for the Bankruptcy Court, through the use of monthly Current Reports on Form 8-K, in lieu of filing Quarterly Reports on From 10-Q, (and, potentially, the Registrant's Annual Report on Form 10-K). Pending receipt of approval from the SEC to allow such modified filings under the Exchange Act, the Trustee expects to begin filing the Monthly Financial Reports through the use of Form 8-K, commencing with the period beginning May 1, 1998.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   STRUTHERS INDUSTRIES, INC.



Date:  April 14, 1998              By:  /s/ Neal Tomlins
                                        ------------------------
                                            Neal Tomlins, Esq.,
                                            Chapter 11 Trustee